AGREEMENT
                                    ---------


                              DISTRIBUTOR AGREEMENT

This Distributor Agreement ("Agreement") is entered into as of the 4th day of April, 2006 by and between Reclamation Consulting and Applications, Inc., a Colorado corporation, (the "Company") and Applied Industrial Technologies, Inc., an Ohio corporation ("Distributor").

WHEREAS, Company is engaged in the in the manufacture of certain asphalt and cement product release agents, form oils, curing agents, lubricants and cleaners, which are used in the construction, paving and similar industries and which are sold under the RCAI trademarks `Alderox(R)', ASA-12(R), KR7(R), DCR(R), Paver Blend(TM) and TSR(R). (hereinafter the "Products"); and

WHEREAS, Distributor is desirous of being the Company's exclusive distributor of the Product for the Company for the next two (2) years in the Territory (as defined below).

NOW, THEREFORE, in consideration of the mutual promises described herein, the parties agree as follows:

1.       APPOINTMENT

Company hereby appoints Distributor as its exclusive distributor of the Products for a term of two (2) years from the date of execution of this Agreement (the "Initial Term"). The Initial Term of this Agreement may be renewed for additional terms (each a "Renewal Term") by mutual agreement of the parties in writing. The Initial Term together with all Renewal Terms is hereinafter referred to as the "Term."

2.       OBLIGATIONS OF DISTRIBUTOR

Distributor shall buy the Products from the Company and maintain a sufficient staff to properly service the purchasers and prospective purchasers of the Products and meet its other obligations hereunder. The Distributor further agrees that it shall:

a. Use best efforts to professionally and actively promote and sell the Products in the Territory.

b. Only sell the Products under the trademarks for the Products owned by the Company.

c. Maintain sufficient inventories of the Products, at Distributor's discretion, to enable Distributor to effectively satisfy demand for the Products in the Territory.


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d.       In distributing the Products in the Territory, comply with all provisions of applicable laws, rules and regulations.

e. Cooperatively work with Company in matters relating to the marketing, sales, forecasting, training, servicing, and corresponding with customers.

f. Applied will market through the Corporate marketing department only the asphalt and cement product release agents, form oils, curing agents, lubricants and cleaners, which are used in the construction, paving and similar industries and which are sold under the RCAI trademarks `Alderox(R)', ASA-12(R), KR7(R), DCR(R), Paver Blend(TM) and TSR(R) in Applied's industry marketing programs during the course of this contract.


g. Not sell the Products through sub-distributors without the prior written consent of the Company.

h. Not export the Products outside the Territory without the prior written consent of the Company.

3.       OBLIGATIONS OF COMPANY

The Company agrees that it shall:

         a.       Supply Distributor with the Product as requested.

         b. Supply Distributor with sales and technical assistance regarding the Product to support the sales efforts of Distributor.

         c. Supply Distributor with sales and promotional material from time to time.

4.       TERRITORY

Except for the relationships described on Schedule A (the "Existing Relationships"), Distributor shall serve as the exclusive distributor of the Products in the United State of America, Puerto Rico, Canada and Mexico (the "Territory"). The Company hereby agrees that it shall not appoint any other distributors to sell the Products in the Territory or expand the territory of any Existing Relationship.

5.       TERMS OF SALES

Each party hereby unconditionally agrees to abide by and be governed by the terms and conditions of purchase, as set forth on Exhibit A, attached hereto and the terms of which are incorporated herein.



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6.       LIMITATION ON DISTRIBUTOR'S AUTHORITY

The Distributor under this Agreement is an independent contractor, buying and selling for its own account. This Agreement does not give Distributor the right to represent Company as an agent, legal representative, or employee of the Company, nor does it constitute a joint venture or partnership with the Company.

7.       TERMINATION

Either Company or Distributor may terminate this Agreement based upon the other party's breach of the Agreement, by giving sixty (60) days prior written notice to the other party of its intention to terminate and a reasonable opportunity to cure the breach. Further either Company or Distributor may terminate this Agreement without cause on ninety (90) days written notice to the other party. Neither the Company nor the Distributor shall be liable for damages in the event of a termination that is in accordance with this paragraph. Orders accepted by Company prior to the date notice of termination is given shall be honored in accordance with the terms and provisions of this Agreement. Distributor shall pay to the Company all amounts owed hereunder within thirty (30) days following the termination of this Agreement. Notice of termination shall be deemed to have been duly given if delivered by hand or mailed certified or registered mail with postage prepaid, as follows:

         (1) If to the Company:

         RCAI
         23832 Rockfield Blvd., Suite 275
         Lake Forest, California 92630
         Attention:  Gordon Davies


         (2) If to Distributor:
         Applied Industrial Technologies, Inc.
         One Applied Plaza
         Cleveland, Ohio 44114
         Attention:_______________


In the event of termination of this agreement by the Company, the Company will accept a one time stock return of salable standard merchandise without restocking charge. Said returned stock shall be credited at the greater of the Distributor's actual purchase price or the current price in effect at the time of return.

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8.       PATENTS/COPYRIGHTS

The Company shall indemnify, defend, protect and save Distributor, its successors, customers and assigns harmless and indemnify it from and against all claims, liability, cost, damages or expense (including, without limitation, court costs and reasonable attorneys' fees), whether in law or in equity, arising out of or existing because of the infringement or alleged infringement of any patent, copyright or intellectual property right as a result of the design, manufacture, sale or use of Products in the Territory.


9.       COMPLIANCE WITH LAWS

The Company shall comply with all federal and state, and local laws regulations and requirements relating to the product design, manufacture, labeling, duty to warn; Hazard Communication Standard; all state and local right-to-know laws, and all other Federal, state and local laws and regulations governing the design, manufacture or sale of the Products in the Territory.

10.      INSURANCE REQUIREMENTS

The Company shall at all times carry, at its own expense, one or more policies of General Liability, Auto Liability and Workers' Compensation insurance and shall provide Distributor with a certificate of insurance evidencing the following amounts and types of coverage:

           1.  Commercial General Liability:  $1,000,000 Each Occurrence
                                              $2,000,000 General Aggregate
                                              $2,000,000 Products/Completed
                                              Operations Aggregate
           2.  Automobile Liability:          $1,000,000 Combined Single Limit
                                              of Liability
           3.  Workers' Compensation:         Statutory Workers' Compensation,
                                              including Employers Liability.
           4.  Evidence of Broad Form Vendors Endorsement

           5. The insurance must be written with a carrier with an A.M. Best rating of "A" or higher.

           6. The Certificate of Insurance must name Applied Industrial Technologies, Inc. as an "Additional Insured."

           7. The certificate holder is to be "Applied Industrial Technologies, Inc. One Applied Plaza, Cleveland, Ohio 44115."


           8. The certificate must indicate that the insurance will not be canceled or modified unless thirty (30) days' prior written notice has been given to Distributor.



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11.      WARRANTIES

Each party warrants and represents that it has the full right and authority to enter into this Agreement and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it.

To the extent Distributor makes any representations and warranties with respect to any Product in addition to or other than the Company's Limited Warranty accompanying delivery of the Products (a "Distributor Additional Warranty"), Distributor shall be solely and exclusively responsible for handling any and all claims that arise pursuant to such Distributor Additional Warranty, and Distributor agrees to indemnify and hold harmless the Company for any and all claims and any other expenses incurred by the Company, arising out of such Distributor Additional Warranties

Notwithstanding anything to the contrary set forth herein, Distributor shall have the right to all of Distributor's remedies and the Company's warranties to the fullest extent provided under the Uniform Commercial Code, including, but not limited to, warranties of merchantability and fitness, and such remedies and warranties shall survive inspection, tests, acceptance and payment.

12.      INDEMNIFICATION

The Company shall indemnify and hold Distributor harmless against all liability, cost and expense (including, without limitation, Distributor's costs of testing and inspection, court costs and reasonable attorney's fees) on account of claims for injuries to persons or damage to property based in whole or in part upon any act or omission of the Company, its agents, employees and subcontractors or as a consequence of any breach of the Company's warranties, or arising under strict liability/product liability laws. Further, the Company agrees to indemnify and hold Distributor harmless against all liability, cost and expense (including, without limitation, Distributor's costs of testing and inspection, court costs and reasonable attorney's fees) incurred by Distributor in connection with or related to any recall, inspection, testing, replacement or correction of the goods or any part or equipment into which the goods are incorporated, which results from or is related to, in whole or in part, a defect or alleged defect in the goods.

Distributor shall indemnify and hold the Company harmless against all liability, cost and expense (including, without limitation, the Company's costs of testing and inspection, court costs and reasonable attorney's fees) on account of claims for injuries to persons or damage to property based in whole or in part upon any act or omission of Distributor, its agents, employees and subcontractors or as a consequence of any breach of the Distributor's warranties or covenants.



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13.      LIMITED LIABILITY

EXCEPT FOR LIABILITY FOR PERSONAL INJURY OR PROPERTY DAMAGE
ARISING FROM THE COMPANY'S ACTIONS OR OMISSIONS, IN NO EVENT WILL THE COMPANY'S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT OR THE PRODUCTS, FROM ALL CAUSES OF ACTION OF ANY KIND, INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY, EXCEED THE AGGREGATE NET AMOUNT PAID BY DISTRIBUTOR HEREUNDER DURING THE TERM OF THIS AGREEMENT.

Distributor agrees that the limitations of liability and disclaimers of warranty set forth in this Agreement will apply regardless of whether the Company has tendered delivery of the Products or Distributor has accepted any Product. Distributor acknowledges that the Company has set its prices and license fees and entered into this Agreement in reliance on the disclaimers of liability, the disclaimers of warranty and the limitations of liability set forth in this Agreement and that the same form an essential basis of the bargain between the parties.


14.      GOVERNING LAW

This Agreement shall be governed by and construed under the laws of the State of Ohio.

15.      NO WAIVER

No waiver by any party to this Agreement, including the Exhibits hereto attached or incorporated be reference, or a breach of any term or condition of any of the foregoing shall be construed to operate as a waiver of any other or subsequent breach of the same or of any other term or condition, unless otherwise expressly provided.

16.      ENTIRE AGREEMENT

This Agreement embodies all the promises, agreements and undertakings of the parties and there are no verbal understandings between them. No change, modification or variation to this Agreement shall be recognized except if in writing signed by Distributor and the Company.

17.      PROPRIETARY INFORMATION

Distributor acknowledges that it may be furnished with or may receive or have access to information or material that relates to the Company's past, present or future products, and marketing plans ("Proprietary Information"). Distributor agrees to preserve the confidentiality of the Proprietary Information, whether disclosed to it before this Agreement is signed or afterward. Distributor will not disclose or disseminate the Proprietary Information for its own benefit or of any third party. The previously stated obligations do not apply to any information that is publicly known, is given to a party by someone else who is not obligated to maintain confidentiality or a party has already developed prior to the day this Agreement is signed, as evidenced by documents, or is required by law to be disclosed. Within three (3) days after notice from the Company, Distributor will return to the Company or destroy all copies of Proprietary Information in tangible form. Despite any other provisions of this Agreement, this Section will survive termination of this Agreement.

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18.      ASSIGNMENT

This Agreement may not be assigned by either party without the consent of the other except the Company may assign this Agreement without consent in the event of a merger, acquisition or transfer of all or substantially all of its business or assets relating to this Agreement. Upon such transfer, the Company will provide prompt notice to Distributor.

19.      FORCE MAJEURE

Neither party shall be liable to the other for any default hereunder, which is not a payment default, which is due to cause beyond the control of the party in default, including but not limited to the actions or inactions of any government agency or instrumentality; breakdown of plant or machinery or shortages of labor, fuel, transportation of materials, fires, floods, earthquakes, war, riots or insurrections. If either party shall seek to rely on Force Majeure it shall give written notice to the other indicating the details of the act which it claims has put due performance of its obligations beyond its control. In addition, the affected party shall exert all reasonable efforts to eliminate or cure any Force Majeure event and to resume performance with all possible speed.


RCAI                                                APPLIED INDUSTRIAL
                                                    TECHNOLOGIES, INC.


-----------------------------------          -----------------------------------



-----------------------------------          -----------------------------------
Printed Name                                 Printed Name


President, Director
-----------------------------------          -----------------------------------
Title                                                         Title


-----------------------------------          -----------------------------------
Date                                                          Date


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                                    EXHIBIT A


Terms of purchase shall be FOB RCAI production facilities and payment net 30 days. There is a 2% discount for payment of net 10 days.










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                                  SCHEDULE `A'

Sullivan & Associates
3985 Two Rivers Drive
Cumming, GA  30041

Accounts:         APAC - Georgia, Florida, Alabama, Mississippi
                  Anderson/Columbia - Florida, Georgia
                  Ajax Paving - Florida
                  CW Matthews - Georgia


KeyMel Technologies, Inc.
233 Eliza Street
New Orleans, LA 70114

Accounts:         Minority Contracts
                  U.S. Army Corps of Engineers, Louisiana







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